UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2022

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16305 36th Avenue North; Suite 100

Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

(763) 392-0767

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry Into a Material Definitive Agreement.

On February 4, 2022, Celcuity Inc. (the “Company”), entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC, as agent (“Jefferies”), pursuant to which the Company may offer and sell, from time to time, through Jefferies, shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 and the related base prospectus (File No. 333-261155) filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 17, 2021 and declared effective by the SEC on November 26, 2021, as supplemented by a prospectus supplement dated February 4, 2022 (the “Prospectus Supplement”) and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Prospectus Supplement, the Company may offer and sell Shares having an aggregate offering price of up to $50,000,000.

Pursuant to the Sale Agreement, the Company may sell the Shares through Jefferies, and Jefferies may sell the shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including sales made directly on the Nasdaq Stock Market LLC. Jefferies will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon instructions from the Company, including any price or size limits or other customary parameters or conditions the Company may impose.

The Company is not obligated to make any sales of the Shares under the Sale Agreement. Jefferies and the Company have the right, by giving written notice as specified in the Sale Agreement, to terminate the Sale Agreement.

The Company will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide Jefferies with customary indemnification and contribution rights. The Company will also reimburse Jefferies for certain specified expenses in connection with entering into the Sale Agreement. The Sale Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto.

The foregoing description of the Sale Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion, including the related consent, of Fredrikson & Byron, P.A., counsel to the Company, relating to the issuance and sale of the Shares, is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Open Market Sale AgreementSM, dated February 4, 2022, by and between Celcuity Inc., and Jefferies LLC

5.1	Legal Opinion of Fredrikson & Byron, P.A.

23.1	Consent of Fredrikson & Byron P.A. (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2022

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer